SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 11, 2004



                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
               (Exact name of Registrant as specified in charter)




    Maryland                   0-11083                           13-3147497
-------------------------------------------------------------------------------
(State or other         (Commission file No.)                  (IRS Employer
  jurisdiction of                                                  I.D. No.)
  incorporation)


      60 Cutter Mill Road, Suite 303, Great Neck, New York         11021
      -----------------------------------------------------      --------
            (Address of principal executive offices)            (Zip code)


        Registrant's telephone number, including area code     516-466-3100
                                                               ------------








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Item 12.   Results of Operations and Financial Condition

         Attached hereto as an exhibit is a copy of a Press Release issued by the registrant on March 11, 2004. The Release which is being furnished to the Securities and Exchange Commission, discloses information regarding the registrant's results of operations for the year and quarter ended December 31, 2003.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned officer thereunto duly authorized.



                                         ONE LIBERTY PROPERTIES, INC.



Date:     March 12, 2004                 By:  /s/ Simeon Brinberg
                                         -----------------------------------
                                         Simeon Brinberg
                                         Senior Vice President

                                     EXHIBIT
                          ONE LIBERTY PROPERTIES, INC.
                         60 CUTTER MILL ROAD - SUITE 303
                              GREAT NECK, NY 11021
                             Telephone 516-466-3100
                             Telecopier 516-466-3132
                          www.onelibertyproperties.com


             ONE LIBERTY PROPERTIES ANNOUNCES RESULTS OF OPERATIONS
                FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2003

Great Neck, New York - March 11, 2004 - One Liberty Properties, Inc. (NYSE: OLP) today announced that for the fiscal year ended December 31, 2003, revenues increased by 26% and net income applicable to common shareholders increased by 54.6% compared to revenues and net income applicable to common shareholders for the preceding fiscal year ended December 31, 2002. The Company reported revenues, net income and net income applicable to common shareholders of $19,796,000, $8,525,000 and $7,488,000, or $1.18 per share on a diluted basis, respectively, for the fiscal year ended December 31, 2003. Net income and net income applicable to common shareholders gives effect to the Company's equity in earnings of unconsolidated joint ventures of $2,411,000. For the year ended December 31, 2002, One Liberty reported revenues of $15,705,000, net income of $5,880,000 and net income applicable to common shareholders of $4,843,000, or $1.04 per share on a diluted basis. Net income for the 2002 fiscal year includes the Company's equity in earnings of unconsolidated joint ventures of $1,078,000. The weighted average number of common shares outstanding on a diluted basis was 6,361,000 and 4,644,000 for the years ended December 31, 2003 and 2002, respectively.

For the quarter ended December 31, 2003, One Liberty reported revenues of $5,514,000, net income of $2,165,000 and net income applicable to common shareholders of $1,906,000, or $.23 per common share on a diluted basis. Net income for the quarter ended December 31, 2003 gives effect to the Company's equity in earnings of unconsolidated joint ventures of $577,000. This compares with revenues of $4,308,000, net income of $1,828,000 and net income applicable to common shareholders of $1,569,000, or $.28 per common share on a diluted basis for the quarter ended December 31, 2002. Net income for the quarter ended December 31, 2002 gives effect to equity in earnings of unconsolidated joint ventures of $319,000. The weighted average number of common shares outstanding on a diluted basis was 8,301,000 and 5,644,000 for the three months ended December 31, 2003 and 2002, respectively.

One Liberty also reported that funds from operations applicable to common shareholders increased by 51.8% to $11,776,000, or $1.85 per common share on a diluted basis, for the year ended December 31, 2003 as compared to $7,757,000, or $1.67 per common share on a diluted basis for the year ended December 31, 2002. Funds from operations applicable to common shareholders for the three months ended December 31, 2003 was $3,235,000, or $.39 per common share on a diluted basis, as compared to $2,399,000, or $.43 per common share on a diluted basis, for the three months ended December 31, 2002. Funds from operations, calculated in accordance with the NAREIT definition, adds back to net income depreciation of properties, One Liberty's share of depreciation in unconsolidated joint ventures and amortization of deferred leasing costs and deducts gains on sale of real estate and cash distributions to preferred shareholders. All of One Liberty's preferred shares were redeemed or converted to common stock effective December 30, 2003.



Commenting on the results of operations, Jeffrey Fishman, President and Chief Executive Officer of One Liberty, stated that the increase in revenues year over year and quarter over quarter was primarily due to the increase in rental revenues, resulting from the acquisition of eight properties between September 2002 and September 2003. On the expense side, Mr. Fishman noted that property acquisitions and related financing activities and a general increase in the level of the Company's business caused expenses to increase year over year and quarter over quarter by 25.7% and 41.7%, respectively. Specifically, depreciation expense increased due to the acquisition of additional properties, interest on mortgages payable increased as a result of increased mortgage loans placed on properties and mortgages assumed in connection with property acquisitions, interest-line of credit increased as funds were borrowed from time to time to facilitate property acquisitions, general and administrative expenses increased, due in large measure to professional expenses incurred in connection with property acquisitions, mortgage financings and other expenses related to the increased level of the Company's business and for corporate governance compliance.



Commenting further, Mr. Fishman noted that positively impacting the Company's results of operations in both the current year and the current quarter was a 124% and 81% increase in the Company's equity in earnings of unconsolidated joint ventures. The increase is a direct result of the acquisition of nine megaplex movie theaters and one retail property by joint ventures in which the Company has a 50% interest, between April 2002 and July 2003.



Mr. Fishman noted that at December 31, 2003 the Company had approximately $46,000,000 in cash and cash equivalents, as well as the entire unused credit line of $30,000,000, available for property acquisitions. Mr. Fishman stated that "the use of these funds for property acquisitions, should increase our revenues, net income and net income per share for 2004. In terms of property acquisition activities, we recently closed on and announced the purchase of a 16 screen megaplex stadium theater located in Chula Vista, California for a purchase price of approximately $11,500,000 and have one additional property under contract. We are also involved in negotiations for other property acquisitions, but we cannot project if any of these negotiations will result in executed contracts or in property acquisitions or the timing of any acquisition".

One Liberty Properties is a real estate investment trust and invests primarily in improved commercial real estate under long term net lease.

Certain information contained in this press release, including information with respect to factors which may improve our future results of operations and future acquisitions, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934 as amended. We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the private securities litigation reform act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Information regarding certain important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements will appear in the Company's Form 10-K for the year ended December 31, 2003. You should not rely on forward looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements.

Contact: Simeon Brinberg
(516) 466-3100




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


                    ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)
                  (Amounts in Thousands, Except Per Share Data)

                                                                         Three Months Ended                 Year Ended
                                                                             December 31,                  December 31,
                                                                         -------------------            ------------------
                                                                         2003           2002            2003          2002
                                                                         ----           ----            ----          ----

Revenues                                                              $ 5,514         $ 4,308         $19,796       $15,705

Expenses                                                                3,926           2,770          13,696        10,892
                                                                      -------         -------         -------        ------

Earnings before equity in earnings of unconsolidated
      joint ventures and gain on sale                                   1,588           1,538           6,100        4,813

Equity in earnings of unconsolidated joint ventures                       577             319           2,411        1,078

Gain (loss) on sale of real estate and available-for-sale
    securities                                                              -             (29)             14          (11)
                                                                      -------         -------         -------       -------

Net income                                                            $ 2,165         $ 1,828         $ 8,525       $ 5,880
                                                                      =======         =======         =======       =======

Calculation of net income applicable to common stockholders:
Net income                                                            $ 2,165         $ 1,828         $ 8,525       $ 5,880
Less: distributions on preferred stock                                    259             259           1,037         1,037
                                                                      -------         -------         -------       -------

Net income applicable to
   common stockholders                                                $ 1,906         $ 1,569         $ 7,488       $ 4,843
                                                                      =======         =======         =======       =======

Net income per common share:
     Basic                                                            $   .23         $   .28         $  1.18       $  1.05
                                                                      =======         =======         =======       =======
     Diluted                                                          $   .23         $   .28         $  1.18       $  1.04
                                                                      =======         =======         =======       =======

Funds from operations applicable to
   common stockholders*                                               $ 3,235         $ 2,399         $11,776       $ 7,757
                                                                      =======         =======         =======       =======

Funds from operations per common share:
     Diluted                                                          $   .39         $   .43         $  1.85       $ 1.67
                                                                      =======         =======         =======       ======

Weighted average number of common shares outstanding:
     Basic                                                              8,267           5,622           6,329        4,614
                                                                        =====           =====           =====        =====
     Diluted                                                            8,301           5,644           6,361        4,644
                                                                        =====           =====           =====        =====
-----------------------------------------------------------------------------------
   * Funds from operations applicable to common stockholders is summarized in the following table:

   Net income                                                         $ 2,165         $ 1,828         $ 8,525      $ 5,880
   Add: depreciation of properties                                      1,054             691           3,473        2,617
   Add:  our share of depreciation in
      unconsolidated joint ventures                                       253             110             790          268
   Add: amortization of capitalized
      leasing expenses                                                     22               -              39            -
   Deduct: gain (loss) on sale of real estate                               -              29             (14)          29
   Deduct: preferred distributions                                       (259)           (259)         (1,037)      (1,037)
                                                                        ------           -----         -------      -------

   Funds from operations applicable to
      common stockholders                                             $ 3,235         $ 2,399        $ 11,776       $ 7,757
                                                                      =======         =======        ========       =======
